Exhibit 99.4

ABUNDIA GLOBAL IMPACT GROUP LLC

CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE QUARTERLY PERIOD ENDED

JUNE 30, 2025

ABUNDIA GLOBAL IMPACT GROUP LLC
JUNE 30, 2025

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ABUNDIA GLOBAL IMPACT GROUP LLC

CONSOLIDATED BALANCE SHEETS

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)

ASSETS
Current Assets
Cash and cash equivalents	$146,486	$525,809
Government grant receivable	-	205,424
Prepaid expenses and other receivables	189,047	122,283

Total Current Assets	335,533	853,516

Property & Equipment, net	-	312

Other Assets
Capitalized patent, net	1,433,069	1,145,860
Deposits on license agreements	2,115,000	2,115,000

Total Other Assets	3,548,069	3,260,860

Total Assets	$3,883,602	$4,114,688

LIABILITIES AND MEMBERS’ DEFICIT

Current Liabilities
Accounts payable and accrued liabilities	$580,582	$279,537
Note payable - related party	435,000	-
Convertible promissory note	6,058,630	5,860,274
Warrant liabilities	-	45,965
Other payables	8,729	7,775

Total Current Liabilities	7,082,941	6,193,551

Total Liabilities	7,082,941	6,193,551

Commitments and Contingencies (Note 13)

Members’ Deficit Attributable to Abundia Global Impact Group Members	(3,170,248)	(2,053,910)

Noncontrolling Interest in Consolidated Subsidiary	(29,091)	(24,953)

Total Members’ Deficit	(3,199,339)	(2,078,863)

Total Liabilities and Members’ Deficit	$3,883,602	$4,114,688

The accompanying notes are an integral part of these consolidated unaudited financial statements

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ABUNDIA GLOBAL IMPACT GROUP LLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30,2025	June 30, 2024	June 30, 2025	June 30,2024
OPERATING EXPENSES
General and administrative	$567,006	$492,777	$954,973	$1,001,657
Research and development	121,431	245,059	728,799	1,489,645
Professional fees	398,693	21,244	1,007,542	280,250
Foreign currency loss (gain)	23,257	(12,520)	16,810	(14,973)

Total Operating Expenses	1,110,387	746,560	2,708,124	2,756,579

OTHER INCOME AND (EXPENSE)
Grant income	$46,604	$1,152,355	$737,811	$1,999,813
Interest income	-	50,000	-	100,000
Change in fair value of warrant liability	51,418	40,639	45,965	(803,398)
Interest expense	(99,726)	(99,726)	(198,356)	(199,452)

Total Other Income and (Expense), Net	(1,704)	1,143,268	585,420	1,096,963

NET INCOME (LOSS)	(1,112,091)	396,708	(2,122,704)	(1,659,616)

Net Income (loss) income attributable to noncontrolling interest	$4,687	$(146,086)	$4,138	$(8,795)

NET INCOME (LOSS) ATTRIBUTABLE TO ABUNDIA GLOBAL IMPACT GROUP LLC	(1,107,404)	250,622	(2,118,566)	(1,668,411)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	$73,006	$(317,079)	$60,853	$(56,478)

COMPREHENSIVE LOSS	$(1,034,398)	$(66,457)	$(2,057,713)	$(1,724,889)

The accompanying notes are an integral part of these consolidated unaudited financial statements.

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ABUNDIA GLOBAL IMPACT GROUP LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

FOR THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024 (UNAUDITED)

MEMBERS’ DEFICIT – THREE MONTHS ENDED JUNE 30, 2025 AND 2024

	Members’ Contributions	Accumulated Deficit	Noncontrolling Interest	Total Members’ Deficit

Balance at April 1, 2024	$14,322,755	$(14,705,471)	$(148,645)	$(531,361)

Net Income	-	250,622	146,086	396,708

Other Comprehensive Loss	-	(317,079)	-	(317,079)

Balance at June 30, 2024	14,322,755	(14,771,928)	(2,559)	(451,732)

Balance at April 1, 2025	$15,117,855	$(17,695,080)	$(24,404)	$(2,601,629)

Capital Contributions	441,375	-	-	441,375

Net Loss	-	(1,107,404)	(4,687)	(1,112,091)

Other Comprehensive Income	-	73,006	-	73,006

Balance at June 30, 2025	$15,559,230	$(18,729,478)	$(29,091)	$(3,199,339)

MEMBERS’ DEFICIT – SIX MONTHS ENDED JUNE 30, 2025 AND 2024

	Members’ Contributions	Accumulated Deficit	Noncontrolling Interest	Total Members’ Deficit

Balance at January 1, 2024	$12,222,755	$(13,047,039)	$(11,354)	$(835,638)

Capital Contributions	2,100,000	-	-	2,100,000

Net (Loss) Income	-	(1,668,411)	8,795	$(1,659,616)

Other Comprehensive Loss	-	(56,478)	-	$(56,478)

Balance at June 30, 2024	$14,322,755	$(14,771,928)	$(2,559)	$(451,732)

Balance at January 1, 2025	$14,617,855	$(16,671,765)	$(24,953)	$(2,078,863)

Capital Contributions	941,375	-	-	941,375

Net Loss	-	(2,118,566)	(4,138)	(2,122,704)

Other Comprehensive Income	-	60,853	-	60,853

Balance at June 30, 2025	$15,559,230	$(18,729,478)	$(29,091)	$(3,199,339)

The accompanying notes are an integral part of these consolidated unaudited financial statements.

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ABUNDIA GLOBAL IMPACT GROUP LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended
	June 30, 2025	June 30, 2024
Cash Flows From Operating Activities:

Net loss	$(2,122,704)	$(1,659,616)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,762	5,115
Change in value of warrant liabilities	(45,965)	803,398
Accrued interest expense	198,356	199,452

Changes in operating assets and liabilities:
Government grant receivable	205,424	-
Note receivable – related party	-	(400,000)
Prepaid expenses and other receivables	(66,765)	(99,345)
Accounts payable and accrued expenses	301,045	(131,002)
Other payables	954	(394)

Net Cash Flows Used In Operating Activities	(1,519,893)	(1,282,392)

Cash Flows From Investing Activities:
Payments related to patent application costs	(296,658)	(296,054)

Net Cash Flows Used In Investing Activities	(296,658)	(296,054)

Net Cash Flows From Financing Activities
Capital contributions	941,375	2,100,000
Advances under note payable - related party	885,000	-
Repayments of note payable - related party	(450,000)	-

Net Cash Flows Provided By Financing Activities	1,376,375	2,100,000

Effect of exchange rate changes	60,853	(56,478)

Net Change in Cash and Cash Equivalents:	(379,323)	465,076

Beginning Cash and Cash Equivalents:	525,809	390,324

Ending Cash and Cash Equivalents:	$146,486	$855,400

The accompanying notes are an integral part of these consolidated unaudited financial statements.

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ABUNDIA GLOBAL IMPACT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Abundia Global Impact Group LLC’s (“AGIG’s” or “the Company’s”) business plan is to raise the necessary debt or equity funding to build and operate biomass and plastic recycling plants on a global basis using a combination of proprietary, licensed and commercialized technologies to provide a complete process which turns waste plastics and biomass into drop-in alternatives to fossil derived energy, fuels and chemicals.

AGIG’s activities to date have focused on the research and development and fund-raising activities required to implement its business plan.

Effective December 9, 2024, AGIG entered into a non-binding LOI to be acquired by Houston American Energy Corp (“HUSA”) subject to due diligence.

Effective February 20, 2025, HUSA entered into a share exchange agreement, as amended by that certain amendment to the share exchange agreement, dated as of June 27, 2025 (the “Share Exchange Agreement”), with Abundia Financial, LLC, a Delaware limited liability company (“Abundia Financial”), and Bower Family Holdings, LLC, a North Carolina limited liability company (“BFH”, and together with Abundia Financial, the “AGIG Unitholders”). The AGIG Unitholders are the record and beneficial owners of all the issued and outstanding units of Abundia Global Impact Group, LLC, a Delaware limited liability company (“AGIG”).

As further discussed in Note 15 Subsequent Events, below, effective July 1, 2025, as contemplated by the Share Exchange Agreement, HUSA acquired all of the outstanding units of AGIG from the AGIG Unitholders in exchange for issuing to the AGIG Unitholders an aggregate of 31,778,032 shares of common stock, par value $0.001 of HUSA (“Common Stock”), which is equal to 94% of the sum of (a) the aggregate issued and outstanding Common Stock at the time of the Closing (including the Exchange Shares (as defined in the Share Exchange Agreement)), plus (b) all Common Stock approved for issuance by the Company under a Future Equity Incentive Plan (as defined in the Share Exchange Agreement) at the time of the Closing contingent upon the approval by the stockholders of the Company of such Future Equity Incentive Plan (the “Share Exchange”).

NOTE 2. GOING CONCERN

The Company’s financial statements are prepared following accounting principles generally accepted in the United States of America (“GAAP”), which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Since inception, the Company has had no revenue generating activities and its only source of income in the six months ended June 30, 2025 was grant income of $737,811. The term of Company’s grant ended effective March 31, 2025 and no further grant income is anticipated at this time. For the six months ended June 30, 2025, the Company reported a net loss of $2,118,566, negative working capital of $6,747,408 and an accumulated deficit of $18,729,478.

As further discussed in Note 15 Subsequent Events below, effective July 1, 2025, the Company completed a Share Exchange Agreement with HUSA. On July 10, 2025, HUSA entered into a common stock purchase agreement (the “ELOC Purchase Agreement”), with an institutional investor (the “ELOC Investor”), providing for a 24-month committed equity financing facility, pursuant to which the ELOC Investor has committed to purchase, at HUSA’s direction, up to an aggregate of $100,000,000 of Common Stock, subject to certain limitations set forth in the ELOC Purchase Agreement (the “Purchase Shares”)

However, no assurances can be given that HUSA’s share price or that the volume of HUSA’s shares traded will be sufficient for HUSA to be able to draw down sufficient funds under its ELOC Purchase Agreement to fund the Company’s working capital needs to implement its business plan or that the Company will be successful in building and operating biomass and plastic recycling plants on a profitable basis. As a result, there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date the consolidated financial statements are available to be issued.

The financial statements do not include any adjustments resulting from the outcome of this uncertainty. The Company’s ability to continue as a going concern is dependent upon HUSA’s ability to draw down on the ELOC Purchase Agreement and develop additional sources of capital and the Company’s ability to implement its proposed business plan of building and operating biomass and plastic recycling plants on a profitable basis.

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NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the consolidated financial statements. These policies conform to GAAP and have been consistently applied.

Consolidated Financial Statements

These consolidated statements include the financial statements of the Company and the following subsidiary companies from the date of their formation or incorporation:

Company Name	Country of Formation / Incorporation	Date of Incorporation	Percentage Ownership
Abundia Biomass LLC	USA	March 26, 2019	100%
Abundia Biomass-to-Liquids Ltd	UK	July 10, 2020	77.50%
Abundia Plastics to Liquids LLC	US	September 10, 2021	100%
Abundia Plastics Europe Ltd	UK	January 14, 2020	100%
Abundia Global Impact Group (Ireland) Limited	Ireland	February 04, 2022	100%
Abundia Global Impact Group (UK) Limited	UK	May 05, 2023	100%

All intercompany balances and transactions have been eliminated in consolidation.

Unaudited Interim Financial Statements

In the opinion of management, the accompanying unaudited consolidated financial statements contain all necessary adjustments, which are of a normal recurring nature, and present fairly the consolidated financial position of the Company as of June 30, 2025 and December 31, 2024, the results of the Company’s operations for the three and six months ended June 30, 2025 and 2024, the changes in members’ deficit for the three and six months ended June 30, 2025 and 2024, and the Company’s cash flows for six months ended June 30, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).

These consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes contained in the Company’s financial statements for the fiscal year ended December 31, 2024.

Operating results for the three and six months ended June 30, 2025 are not necessarily indicative of the results that may be expected for the full fiscal year ending December 31, 2025.

The Company evaluates events occurring after the date of the consolidated financial statements, through the date the consolidated financial statements were available to be issued, requiring recording or disclosure in the consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates. Significant estimates include the allowance for estimated credit losses on convertible promissory note receivable and other financial assets, impairment evaluations of long-lived assets, fair value measurements of warrant liabilities and other financial instruments, and assessments of contingent liabilities.

Foreign Currency Translation

The Company has functional currencies in Euros, US Dollars and British Pounds Sterling and its reporting currency is the US Dollar. Management has adopted Accounting Standards Codification (“ASC”) 830-20, “Foreign Currency Matters – Foreign Currency Transactions”. All assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. For revenues and expenses, the weighted average exchange rate for the period is used. Gains and losses arising on translation of foreign currency denominated transactions are included in other comprehensive loss.

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Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person’s immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See Note 5 Note Receivable – Related Party, Note 8 Note Payable - Related Party and Note 15 Subsequent Events below for details of related party transactions during the three and six months ended June 30, 2025, and 2024,and subsequently.

Cash and Cash Equivalents:

Cash represents cash deposits held at financial institutions. Cash equivalents include short-term highly liquid investments of sufficient credit quality that are readily convertible to known amounts of cash and have original maturities of three months or less. Cash equivalents are held for meeting short-term liquidity requirements, rather than for investment purposes. Cash and cash equivalents are held at major financial institutions and are subject to credit risk to the extent they exceed government deposit insurance limits in the country in which they are located. The Company has not experienced any losses to date on depository accounts.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of amounts paid in advance for goods or services to be received in future periods, a refundable deposit related to a feasibility study for a potential real estate acquisition and a receivable from the Irish government for recoverable value-added tax (VAT) incurred on expenses.

Convertible Promissory Note Receivable and Current Expected Credit Losses

As the Company has the intent and ability to hold the convertible note receivable for the foreseeable future, or until maturity or prepayment, the convertible note receivable is reported at its recorded investment, less deferred fundings and any allowance for expected credit losses.

The recorded investment of the convertible note receivable includes unpaid principal, accrued interest and fees, net of deferred loan fees or costs and unamortized premium or discount (if any). The recorded investment is reduced by any full or partial charge-offs and by any receipts of interest applied under the cost recovery method of accounting.

The Company evaluates its convertible note receivable for expected credit losses in accordance with ASC 326, “Financial Instruments – Credit Losses,” and records an allowance for losses based on the current expected credit loss model. The allowance is determined based on an assessment of specific identifiable amounts considered at risk or uncollectible, incorporating estimated forward-looking losses due to potential borrower default and an evaluation of the recoverability of the note.

During the three and six months ended June 30, 2024, the Company evaluated its convertible note receivable for expected credit losses in accordance with ASC 326, “Financial Instruments – Credit Losses,” and determined that no allowance for losses was required based on the current expected credit loss model.

During the year ended December 31, 2024, the Company recorded a full allowance of $2,942,029 for expected credit losses on its convertible note receivable, as management determined that the future economic benefit from the convertible note receivable was highly uncertain, with no expected future cash flows and no marketability for sale or transfer.

As the Company has determined the principal balance of the convertible promissory note receivable is impaired and the accrued interest is uncollectible, no further interest was accrued on the convertible promissory note receivable during the three and six months ended June 30, 2025.

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See Note 4 Convertible Promissory Note Receivable below for further details.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount the Company would receive to sell an asset or pay to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. In the absence of such data, fair value is estimated using internal information consistent with what market participants would use in a hypothetical transaction.

According to ASC 820, “Fair Value Measurement,” the fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value. The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy. The Company uses appropriate valuation techniques based on available inputs to measure the fair value of its assets and liabilities. The fair value hierarchy is defined in the following three categories:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

The Company holds certain assets and liabilities that are required to be measured at fair value on a recurring and non-recurring basis. See Note 11 Fair Value Measures below for further details.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Additions and major replacements or betterments are added to the assets at cost. Maintenance and repair costs and minor replacements are charged to expense when incurred.

Capitalized Patent Costs:

Patent costs, including legal fees associated with the creation of intellectual property and patent registration costs are capitalized as incurred. These costs are amortized over the estimated useful life of the patent commencing from the date the patent has been granted.

Deposits on License Agreements:

Deposits paid in connection with license agreements that are to be applied against future license fees are capitalized as other assets pending the commencement of fee generating operations under the license agreements. When fee generating operations under the license agreements commence, the deposits will be applied against the balance of fees due and payable. In the event fee generating operations under the license agreements fail to occur, the deposits will be expensed as abortive transaction costs.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment in accordance with ASC 360, “Property, Plant, and Equipment,” whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. These events or changes in circumstances include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the overall business, significant negative industry or economic trends. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset group to the estimated undiscounted cash flows over the estimated remaining useful life of the primary asset included in the asset group. If the asset group is not recoverable, the impairment loss is calculated as the excess of the carrying value over the fair value.

During the three and six months ended June 30, 2025, and 2024, the Company reviewed its long-lived assets for impairment and determined that no events or changes in circumstances had occurred that indicated that the carrying amount of an asset or asset group may not be recoverable and accordingly no impairment was required.

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Derivative Instruments

The Company evaluates its convertible promissory note, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with Topic 480 of the FASB ASC and Topic 815 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative, if required to be bifurcated, is marked-to-market at each balance sheet date and recorded as a liability. The change in fair value is recorded in the consolidated statements of operations as a component of other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

Warrants

Warrants are accounted in accordance with the guidance contained in ASC 815-40-15-7D. The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter.

The relative fair value of the warrants issued in conjunction with the convertible note have been treated as a debt discount with an offsetting credit to warrant liabilities. The debt discount related to the warrant issuances is being accreted to interest expense over the term of the note.

Income Taxes

The Company is taxed in the US as a partnership for federal and state tax purposes with all tax benefits or liabilities of its operations passing through to its members. Accordingly, the Company itself does not recognize any tax benefits or liabilities in its financial statements in respect of its operations.

In accordance with the Company’s operating agreement, to the extent possible, without impairing the Company’s ability to continue to conduct its business and activities, if the Company generates taxable income for its members, the Company is required to distribute an amount equal to the estimated tax liability of its members. As the Company has incurred taxable losses since inception, no distributions have been made to members as yet under this provision. The Company’s subsidiaries are subject to tax and retain all tax benefits or liabilities arising from their operations in the country in which they operate. Accordingly, the Company recognizes any tax benefits or liabilities arising in its subsidiary companies in its consolidated financial statements in respect of their operations.

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Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to operating losses and tax credit carryforwards, as well as the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance will be provided against deferred tax assets if the Company determines it is more likely than not such assets will not ultimately be realized.

Research and Development

In accordance with ASC 730, Research and Development, the Company follows the policy of expensing its third-party research and development consulting costs in the period in which they are incurred. The Company incurred research and development expenses of $121,431 and $245,059, and $728,799 and $1,489,645 during the three and six months ended June 30, 2025 and 2024, respectively.

Deferred Financing Costs

The Company capitalizes costs incurred in connection with the establishment of the convertible promissory note and the costs that are related to a recognized liability in the balance sheet are presented as a direct deduction to that liability. These deferred costs are amortized as an adjustment to interest expense over the life of the borrowing or life of the credit facility using the straight-line method of amortization, which approximates the effective interest method. Deferred financing costs could be accelerated, written-off or replaced to the extent the Company’s financing obligations are extinguished, modified or changed in future periods.

Grant Income and Government Grant Receivable

In the absence of comprehensive recognition and measurement guidance within the scope of authoritative US generally accepted accounting principles (GAAP) for the government grant that the Company has been awarded, in accordance with guidance in ASC 832 “Government Assistance”, the Company has accounted for the grant it has received from the government by analogy using the terms of IAS 20, Accounting for Government Grants and Disclosures of Government Accounting Assistance. The Company receives funding under a government grant which reimburses the Company for certain qualifying research and development and related expenditures. Grant funding for research and development received under grant agreements where there is no obligation to repay grant funds is recognized as grant income in the period during which the related qualifying expenses are incurred, provided that the grants are fully approved by the granting agencies and the conditions under which the grants were provided have been met. Grant income recognized upon incurring qualifying expenses in advance of receipt of grant funding is recorded in the consolidated balance sheet as government grants receivable.

Recent Accounting Pronouncements

In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-04 – Debt – Debt with Conversion and Other Options: Induced Conversions of Convertible Debt Instruments, which improves the relevance and consistency in application of the induced conversion guidance in Subtopic 470-20, Debt-Debt with Conversion and Other Options. Specifically, the guidance is intended to clarify how to determine whether a settlement of convertible debt (particularly cash convertible instruments) at terms that differ from the original conversion terms should be accounted for under the induced conversion or extinguishment guidance. The amendments in this update are effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities that have adopted the amendments in Update 2020-06. The Company is currently evaluating the impact this guidance will have on the Company’s financial statements and related disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 22-40): Disaggregation of Income Statement Expenses. The ASU requires entities to provide enhanced disclosures related to certain costs and expenses in the notes to the financial statements. The guidance is effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact this guidance will have on the Company’s financial statements and related disclosures.

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In December 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2023-09, Improvements to Income Tax Disclosures (ASU 2023-09). ASU 2023-09 includes requirements that an entity disclose specific categories in the rate reconciliation and provide additional information for reconciling items that are greater than five percent of the amount computed by multiplying pretax income (or loss) by the applicable statutory income tax rate. The standard also requires that entities disclose income (or loss) from continuing operations before income tax expense (or benefit) and income tax expense (or benefit) each disaggregated between domestic and foreign. ASU 2023-09 is effective for annual periods beginning after December 15, 2024. The adoption of ASU 2023-09 has not had a material impact on the Company’s results of operation, financial position, cash flows or financial footnote disclosures.

In November 2023, the FASB issued Accounting Standards Update 2023-07, Improvements to Reportable Segment Disclosures (ASU 2023-07). ASU 2023-07 includes requirements that an entity disclose the title of the chief operating decision maker (CODM) and on an interim and annual basis, significant segment expenses and the composition of other segment items for each segment’s reported profit. The standard also permits disclosure of additional measures of segment profit. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The adoption of ASU 2023-07 has not had a material impact on the Company’s results of operation, financial position, cash flows or financial footnote disclosures as the Company has only a single segment.

NOTE 4. CONVERTIBLE PROMISSORY NOTE RECEIVABLE

Effective November 23, 2022, AGIG entered into an agreement to provide $4,000,000 to an unrelated third party (“the Borrower”) by way of convertible promissory note: $2,000,000 million on signature of the agreement and the remaining balance of $2,000,000 on or before January 31, 2023. Accordingly, AGIG made an initial advance of $2,000,000 to Borrower by way of a secured convertible promissory note. The convertible promissory note had a two-year term beginning on November 23, 2022, bore interest at 8% per annum, was secured on the assets of the Borrower and was convertible, at AGIG’s option, into a membership interest in the Borrower.

Effective November 23, 2024, repayment was due to the Company of $2,500,000 in principal, together with accrued interest of $396,791. No repayment was received from the Borrower and the term of the convertible promissory note was extended to December 31, 2025 and the interest rate was increased from 8% to 15%.

During the three and six months ended June 30, 2024, the Company evaluated its convertible note receivable for expected credit losses in accordance with ASC 326, “Financial Instruments – Credit Losses,” and determined that no allowance for losses was required based on the current expected credit loss model.

As of December 31, 2024, the balance due in respect of the convertible promissory note and accrued interest was $2,942,029.

During the year ended December 31, 2024, the Company recorded a full allowance of $2,942,029 for expected credit losses on its convertible promissory note receivable. Given the Borrower’s failure to repay the principal balance and accrued interest on the scheduled repayment date and availability of further information on the Borrower’s financial position, management determined that any future economic benefit was highly uncertain, with no expected future cash flows and no marketability for sale or transfer.

As the Company has determined the principal balance of the convertible promissory note receivable is impaired and the accrued interest is uncollectible, no further interest is being accrued on the convertible promissory note receivable. In the event the Company receives repayment from the Borrower, such cash receipts will be applied first to repayment of principal and then to accrued interest at the time of the impairment. Any cash payment received in excess of the balance impaired will be recognized as interest income when received.

NOTE 5. NOTE RECEIVABLE – RELATED PARTY

During the three months ended June 30, 2024, the Company advanced $400,000 by way of note receivable to the beneficial majority member of the Company

The note receivable was unsecured, interest free and due on demand.

The note receivable was subsequently repaid in full during quarter ended December 31, 2024.

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NOTE 6. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated Useful Life	June 30, 2025	December 31, 2024
Cost
Computer equipment	3 years	$3,602	$3,602
Accumulated depreciation		(3,602)	(3,290)
Total property and equipment, net		$-	$312

For the three and six months ended June 30, 2025 and 2024, depreciation expense was $16 and $299 and $312 and $598 respectively.

NOTE 7. OTHER ASSETS

Capitalized Patent

AGIG, through its 77.5% owned subsidiary, Abundia Biomass-to-Liquids Limited, has applied for a number of patents relating to its proposed business plan. During the year ended December 31, 2024, a number of pending patents related to recycling plastics were transferred from Abundia Biomass-to-Liquids Limited to a 100% AGIG owned subsidiary, Abundia Plastics Europe Limited.

	Estimated Useful Life	Cost	Accumulated Amortization	Net Book Value
June 30, 2025

Pending patent applications	N/A	$1,023,411	$-	$1,023,411
Granted patents	20 years	437,877	(28,219)	409,658
Total patent costs		$1,461,288	$(28,219)	$1,433,069

December 31, 2024

Pending patent applications	N/A	$826,203	$-	$826,203
Granted patents	20 years	338,061	(18,404)	319,657
Total patent costs		$1,164,264	$(18,404)	$1,145,860

During the three and six months ended June 30, 2025 and 2024, the Company recognized amortization expense in respect of granted patents of $5,893 and $2,258, and $9,815 and $4,517 respectively.

Deposits on License Agreements

	June 30, 2025	December 31, 2024
Opening balance	$2,115,000	$3,115,000
Impairment	-	(1,000,000)
Closing balance	$2,115,000	$2,115,000

Effective September 24, 2021, AGIG Plastics to Liquids LLC, a wholly owned subsidiary of AGIG, entered into a technology license and service agreement with, an unrelated third party that has developed the technology to transform plastic waste into petrochemical products, which can be further refined into fuels, waxes, and new plastic production. The purpose of the license agreement was to permit AGIG to utilize this technology in its plastics recycling plants. An initial non-refundable deposit of $500,000 was paid in respect of this agreement during the year ended December 31, 2022, which has been capitalized and is creditable against future license fees. A further non-refundable deposit of $500,000 was paid in respect of this agreement during the year ended December 31, 2023, which has also been capitalized and is creditable against future license fees. As of June 30, 2025 and December 31, 2024, the total non-refundable deposit that had been paid in respect of this agreement was $1,000,000. Further ongoing license fees become due and payable indefinitely as plants are built and commissioned.

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Effective May 11, 2022, AGIG entered into a Services Agreement with a third-party manufacturer. The purpose of the Service Agreement is for the third party to manufacture and sell to AGIG the units required for the pyrolysis process used in our biomass to energy, fuels and chemicals process. At times through the terms of the agreement, the Company may be requested to provide payments at the request of the third party to fund costs associated with the agreement utilizing a cost-plus fixed fee method. These payments are applied to the initial deposit of the Services Agreement. During the year ended December 31, 2023, $240,000 was paid in additional deposits in respect of this agreement. As of June 30, 2025, and December 31, 2024, the total non-refundable deposits that had been paid in respect of this agreement was $1,115,000. The Services Agreement has an indefinite term. In connection with the Services Agreement, the Company entered into a separate License Agreement with the third-party manufacturer. The License Agreement provides the Company with a defined number of units of the Licensor’s intellectual property and the proprietary rights know-how to the successful assembly, installation and operation of the units. The effective date of the agreement is the earlier of (i) an event of default, (ii) an intellectual property transfer amongst the parties, and (iii) a force majeure termination. In an event of default, the Company acquires the proprietary, patent-protected, clean energy system if the third-party manufacturer defaults on the Services Agreement for cash considerations.

Effective November 23, 2022, AGIG entered into a Development, Collaboration & License Agreement (“DCLA”) agreement with a third-party technology company. Under the term the DCLA, which has an initial term of 3 years, both parties entered into a Joint Development Project with both parties being entitled to license each other’s existing intellectual property. During the year ended December 31, 2022, AGIG paid a $1 million collaboration fee to support the development of the project, which is creditable against future license payments under the terms of DCLA. No further payments were made during the six months ended June 30, 2025 and the year ended December 31, 2024 and in respect of this agreement.

Effective December 31, 2024, upon assessment of all three license deposits, it was determined with respect to one of the licenses described above, that due to obtaining further information about the effectiveness of the technology of the License in question, the Company now does not intend to use the technology going forward. Accordingly, management determined that this license deposit no longer had any future economic benefit as there were no expected future cash flows, no alternative use, and no marketability for sale or transfer. The Company therefore wrote off $1,000,000 during the year ended December 31, 2024 representing the full carrying value of this License

It was determined that no impairment was required in respect of the remaining two license deposits at June 30, 2025.

NOTE 8. NOTE PAYABLE – RELATED PARTY

Effective February 28, 2025, the beneficial majority member of the Company advanced $885,000 to the Company by way of a note payable.

The note payable is interest-free, due and payable in full on or before the 120th day following the date of funding (the “Maturity Date”) and is collateralized by a grant receivable from the UK government’s Advance Fuel Fund. The Company is required to repay the note payable in tranches before the Maturity Date from grant reimbursement funds received by the Company under its grant receivable.

As further discussed in Note 15 Subsequent Events below, effective August 14, 2025, the related party lender waived the default under the terms of the note payable and extended the term of the note payable until such reasonable time that the Company has adequate cash on hand to repay the note.

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NOTE 9. CONVERTIBLE NOTE PAYABLE

	June 30,	December 31,
	2025	2024
Convertible note payable	$5,000,000	$5,000,000
Accrued interest	1,058,630	860,274
Convertible note payable, net debt issuance costs	$6,058,630	$5,860,274

Effective November 7, 2022, AGIG entered into a $5,000,000 convertible note payable (‘the Note”) with an interest rate of 8%. Repayment or conversion of this note into equity securities of AGIG occurs as follows (a) repayment at the Maturity date of November 7, 2023, or (b) at the Lender’s sole option, conversion of the outstanding principal and interest into equity securities of AGIG upon the closing of a private offering of AGIG equity securities (“Next Round Funding”). If the Lender exercises its’ option to convert the Note into equity securities, the Note is convertible into a variable number of equity securities at the same price paid by investors in the Next Round Funding to satisfy the outstanding Note balance. The Company had the option to extend the maturity date of the Note by 12 months with the mutual consent of the Lender.

At maturity, the term of the Note was extended for 3 months to February 7, 2024. Subsequent to December 31, 2023, the term of the Note was further extended to May 7, 2024, subsequently to May 1, 2025 and most recently to October 1, 2025.

As part of the funding agreement, AGIG undertook that, in the event that AGIG closed a future private offering of equity securities or securities convertible into equity securities (“Next Round Funding”), AGIG would issue a warrant with a term of 5 years to the Lender to purchase $5,000,000 worth of the securities issued in the Next Round Funding with an exercise price equivalent to 80% of the price paid by investors in the Next Round Funding.

As discussed further in Note 9 Warrant Liabilities below, the issued warrants were determined to have a fair value of $1,866,243 at issuance. The $1,866,243 estimated value of the potential issuance of a future warrant, has been accounted for a debt issuance cost and amortized over the initial one-year term of the Note using the effective interest method.

During the three and six months ended, June 30, 2025 and 2024, the Company incurred interest expense of $99,726 and $99,726 and $198,356 and $199,452 respectively, in respect of this Note.

NOTE 10: WARRANT LIABILITIES

As discussed in Note 9 Convertible Note Payable above, effective November 7, 2022, AGIG entered into a $5,000,000 convertible promissory note. As part of the funding agreement AGIG undertook that, in the event that AGIG closed a private offering of equity securities or securities convertible into equity securities (“Next Round Funding”), AGIG would issue a warrant with a term of 5 years to the Lender to purchase $5,000,000 worth of the securities issued in the Next Round Funding with an exercise price equivalent to 80% of the price paid by investors in the Next Round Funding.

The Company evaluated the warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance from ASC 480 and ASC 815-40. The Company determined the warrants failed the indexation guidance under ASC 815-40, as they contain provisions that provide note holders with rights to a variable number of shares based on future financing terms. Specifically, should the Company undertake a private equity offering before the maturity date, the note holder will receive equity warrants to purchase securities issued in the Next Round Funding at an aggregate value of $5,000,000, with an exercise price equal to 80% of the price paid by investors in the offering. This embedded feature represents a deemed redemption feature due to the substantial premium received by the note holder. As a result, the Company concluded that the redemption feature require bifurcation from the convertible note and subsequent accounting as a freestanding warrant liability in accordance with ASC 815-40. The warrants had a fair value of $1,866,243 on issuance and were classified as liabilities with a corresponding decrease to the Note outstanding balance of $5,000,000 as a discount resulting in Debt Net of Discount Balance of $3,133,757. This discount was recognized over the initial one-year term of the Note as interest expense to par using the effective interest method as noted above. The effective interest rate was 42.10%. As of June 30, 2025 and December 31, 2024, the debt discount arising on the issuance of the warrants had been fully amortized.

Accordingly, pursuant to ASC 815-40, the Company recorded the fair value of the warrants as a liability upon issuance and marked to market each reporting period in the Company’s consolidated statement of operations until their exercise or expiration.

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The estimated fair value of the warrants was calculated using the Black Scholes model with the assumptions set out below, weighted for management’s estimate of the probability of a Next Round Funding being completed and discounted back to the valuation date using estimated venture capital rates of return.

	June 30,	December 31,
Input	2025	2024
Expected term	5 years	5 years
Principal	5,000,000	5,000,000
Exercise price	4,000,000	4,000,000
Volatility	73.30%	74.50%
Dividend yield	0%	0%
Risk free rate of return	3.72%	4.30%
Estimated probability of occurrence of a Next Round Funding	0%	2%
Estimated venture capital rates of return	78.50%	70.80%

As further discussed in Note 15 - Subsequent Events below, effective On July 10, 2025, HUSA entered into a common stock purchase agreement (the “ELOC Purchase Agreement”), with an institutional investor (the “ELOC Investor”), providing for a 24-month committed equity financing facility, pursuant to which the ELOC Investor has committed to purchase, at the HUSA’s direction, up to an aggregate of $100,000,000 of Common Stock, subject to certain limitations set forth in the ELOC Purchase Agreement (the “Purchase Shares”)

Consequently, effective June 30, 2025, the Company estimated the ongoing probability of the occurrence of a Next Round Funding as remote and the accordingly the estimated fair value of the warrants was determined to be $0 on an ongoing basis.

AGIG Plastics to Liquids LLC

Effective September 24, 2021, AGIG Plastics to Liquids LLC, a wholly owned subsidiary of AGIG, entered into a technology license and services agreement with a third-party technology provider. As part of the agreement, AGIG Plastics to Liquids LLC issued a warrant to the licensor to acquire the number of membership units in AGIG Plastics to Liquids LLC equivalent to 1.5% of its fully diluted capitalization. The warrant has an exercise price of $0.01 per membership unit, a term of 10 years and is exercisable in the event of a change of control or public listing of AGIG Plastics to Liquids LLC or its parent.

The Company evaluated the warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance from ASC 480 and ASC 815-40. The Company determined the warrants failed the indexation guidance under ASC 815-40, as they contain provisions that provide note holders with rights to a variable number of shares. Accordingly, pursuant to ASC 815-40, the Company recorded the fair value of the warrants as a liability upon issuance and marked to market each reporting period in the Company’s consolidated statements of operations until their exercise or expiration. However, no fair value has been assigned to these warrants as AGIG Plastics to Liquids LLC has no equity, no planned operations, and consequently only nominal projected value.

The remaining outstanding term of the warrants was 6.2 years and 6.7 years at June 30, 2025 and December 31, 2024, respectively.

NOTE 11: FAIR VALUE MEASUREMENTS

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, government grant receivables, prepaid expenses and other current assets, accounts payable and accrued expenses approximate fair value given the short-term nature of these instruments.

The carrying amounts of convertible promissory note approximates fair value given these instruments bear prevailing market interest rates.

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Recurring Fair Value Measurements

The fair value of financial instruments measured on a recurring basis as of June 30, 2025 and December 31, 2024 consisted of the following:

Total
Description	Level 1	Level 2	Level 3	June 30, 2025
Warrant liabilities	$-	$-	$-	$-

				Total
Description	Level 1	Level 2	Level 3	December 31, 2024
Warrant liabilities	$-	$-	$45,965	$45,965

As further discussed in Note 15 - Subsequent Events below, effective July 10, 2025, HUSA entered into a common stock purchase agreement (the “ELOC Purchase Agreement”), with an institutional investor (the “ELOC Investor”), providing for a 24-month committed equity financing facility, pursuant to which the ELOC Investor has committed to purchase, at the HUSA’s direction, up to an aggregate of $100,000,000 of Common Stock, subject to certain limitations set forth in the ELOC Purchase Agreement (the “Purchase Shares”).

Consequently, effective June 30, 2025, the Company estimated the ongoing probability of the occurrence of a Next Round Funding at remote and the accordingly the estimated fair value of the warrants was determined to be $0 on an ongoing basis.

The changes in the fair value of the warrant liabilities during the three and six months ending June 30, 2025 and 2024 are summarized as follows:

Fair value at January 1, 2025	$45,965
Change in fair value of warrant liabilities	5,453
Fair value at March 31, 2025	$51,418
Change in fair value of warrant liabilities	(51,418)
Fair value at June 30, 2025	$-

Fair value at January 1, 2024	$2,130,115
Change in fair value of warrant liabilities	844,037
Fair value at March 31, 2024	$2,974,152
Change in fair value of warrant liabilities	(40,639)
Fair value at June 30, 2024	$2,933,513

Non-recurring Fair Value Measurements

Certain assets, including long-lived assets and certain financial instruments, are measured at fair value on a non-recurring basis if it is determined that impairment indicators are present using Level 3 inputs.

NOTE 12: GRANT INCOME AND GOVERNMENT GRANT RECEIVABLE

Grant income relates to a grant awarded by the UK government to the Company’s UK subsidiary company, Abundia Biomass-to-Liquids Ltd, under its Advance Fuel Fund competition for the development of sustainable aviation fuel production plants in the UK.

The grant reimburses the Company for pre-approved eligible project research and development costs, related professional fees and general and administrative costs. These costs are included in the Company’s operating expenses in the Company’s consolidated statements of operations. The eligible expenses for reimbursement also include a 20% mark up on certain related administrative and staff costs.

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During the three and six months ended June 30, 2025 and 2024, the Company incurred $46,604 and $1,152,355 and $737,811 and $1,999,813, respectively in expenditure eligible for reimbursement which has been recognized as grant income in other income in the consolidated statements of operations.

NOTE 13: COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various legal disputes in the normal course of business. While management cannot predict the outcome of these proceedings with certainty, management does not believe that an adverse result in any pending legal or regulatory proceeding, individually or in the aggregate, would be material to the Company’s financial position, results of operations or cash flows. Management is not aware of any adversarial legal proceedings against the Company at June 30, 2025.

NOTE 14. MEMBERS’ DEFICIT

Member’s Interests

The Company has been constituted as a limited liability corporation and as such has no designated share capital of any description. Each Member owns a “Membership Interest” in the Company.

During the six months ended June 30, 2025 and 2024, AGIG received members’ contributions totaling $941,375 and $2,100,000, respectively.

NOTE 15. SUBSEQUENT EVENTS

The Company evaluated subsequent events after June 30, 2025, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements and has determined that no material subsequent events have occurred for which disclosure is required other than as described below:

Share Exchange Agreement

Effective July 1, 2025, HUSA acquired all of the outstanding units of AGIG from the AGIG Unitholders in exchange for issuing to the AGIG Unitholders an aggregate of 31,778,032 shares of common stock, par value $0.001 of HUSA (“Common Stock”), which is equal to 94% of the sum of (a) the aggregate issued and outstanding Common Stock at the time of the Closing (including the Exchange Shares (as defined in the Share Exchange Agreement)), plus (b) all Common Stock approved for issuance by the Company under a Future Equity Incentive Plan (as defined in the Share Exchange Agreement) at the time of the Closing contingent upon the approval by the stockholders of the Company of such Future Equity Incentive Plan (the “Share Exchange”).

On July 10, 2025, HUSA entered into a common stock purchase agreement (the “ELOC Purchase Agreement”), with an institutional investor (the “ELOC Investor”), providing for a 24-month committed equity financing facility, pursuant to which the ELOC Investor has committed to purchase, at the HUSA’s direction, up to an aggregate of $100,000,000 of Common Stock, subject to certain limitations set forth in the ELOC Purchase Agreement (the “Purchase Shares”). However, no assurances can be given that HUSA’s share price or that the volume of HUSA’s shares traded will be sufficient for HUSA to be able to draw down sufficient funds under its ELOC Purchase Agreement to fund the Company’s working capital needs required to implement its business plan or that HUSA, at its sole discretion, will choose to fund the Company’s business plan.

Asset Acquisition

On July 11, 2025, the Company completed the purchase 25-acre site at the Cedar Port Industrial Park located in Baytown, Texas from TGS Cedar Port Partners (“TGS”), a Texas limited partnership, for a total purchase price of approximately $8.5 million, in cash provided by the Company’s new parent company, HUSA.

The Company plans to construct its first plastics recycling plant at the location, transforming plastic waste into pyrolysis oil. The strategically located site will be the foundation for a U.S. innovation hub dedicated to developing recycling, renewable and circular technologies supported by the industrial park’s robust infrastructure.

Extension of the Term of the Note Payable – Related Party

Effective August 14, 2025, the related party lender waived the default under the terms of the note payable and extended the term of the note payable until such reasonable time that the Company has adequate cash on hand to repay the note.

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